UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________________

SCHEDULE 14A

______________________________

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2)
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

NEONODE INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

NEONODE INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 3, 2017

Stockholders of Neonode Inc.:

Notice is hereby given that the 2017 Annual Meeting of Stockholders of Neonode Inc., a Delaware corporation (“Neonode”), will be held on October 3, 2017 at 3:00 p.m. local time at Neonode’s principal executive office located at Storgatan 23C, 11455 Stockholm, Sweden, to conduct the following business:

1.        To elect three Class III directors to serve on the Board of Directors of Neonode for a term of three years and until the election and qualification of their respective successors;

2.        To approve, on a nonbinding advisory basis, the compensation of Neonode’s named executive officers;

3.        To approve an amendment to Neonode’s Amended and Restated Certificate of Incorporation, as amended and corrected, to increase the number of authorized shares of Neonode common stock from 70,000,000 shares to 100,000,000 shares;

4.        To ratify the appointment of KMJ Corbin and Company LLP as Neonode’s independent registered public accounting firm for the fiscal year ending December 31, 2017; and

5.        To transact any other business that may properly come before the meeting.

The record date for the 2017 Annual Meeting is August 8, 2017. Only stockholders of record, or their proxies, at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

/s/ Lars Lindqvist
Lars Lindqvist
Vice President, Finance, Chief Financial Officer,
Treasurer and Secretary

August 21, 2017

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of
Stockholders to be Held on Tuesday, October 3, 2017:
This notice, the proxy statement, the proxy card, and Neonode’s annual report are available at http://www.astproxyportal.com/ast/16987

NEONODE INC.

PROXY STATEMENT FOR THE 2017 ANNUAL MEETING

This proxy statement is furnished by and on behalf of the Board of Directors of Neonode Inc., a Delaware corporation (“we”, “us”, “our”, “company,” or “Neonode”), in connection with the Annual Meeting of Stockholders of Neonode to be held on October 3, 2017 at 3:00 p.m. local time at Neonode’s principal executive office located at Storgatan 23C, 11455 Stockholm, Sweden.

This proxy statement and accompanying materials are first being sent or given to stockholders on approximately August 23, 2017.

Questions and Answers About the 2017 Annual Meeting

What is the purpose of the 2017 Annual Meeting? At the 2017 Annual Meeting, stockholders will be asked to:

•         elect three Class III directors to Neonode’s Board of Directors for a term of three years;

•         hold an advisory vote on the compensation of Neonode’s named executive officers (the “say-on-pay” vote);

•         approve an amendment to Neonode’s Amended and Restated Certificate of Incorporation, as amended and corrected (the “Certificate of Incorporation”), to increase the number of authorized shares of Neonode common stock from 70,000,000 shares to 100,000,000 shares; and

•         ratify the appointment of KMJ Corbin and Company LLP as Neonode’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

Stockholders also may be asked to act on any other business that may properly come before the meeting. Members of our company’s management team will be present at the meeting to respond to appropriate questions from stockholders.

Who is entitled to vote? The record date for the 2017 Annual Meeting is August 8, 2017. Only stockholders of record at the close of business on that date are entitled to vote at the meeting. Each share of common stock and Series B Preferred Stock entitles the holder thereof to one vote on each matter properly brought before the meeting. As of the record date, 58,594,503 shares of our common stock were issued and outstanding and 83 shares of Series B Preferred Stock were issued and outstanding.

What is the difference between being a “record holder” and holding shares in “street name”? A record holder is listed as a stockholder on the share register of our company. Shares held in “street name” are held of record in the name of a brokerage firm or bank for the benefit of another person.

Am I entitled to vote if my shares are held in “street name”? If your shares are held by a broker or bank, you are considered the beneficial owner of shares held in “street name”. If your shares are held in street name, proxy materials should be forwarded to you by the record holder if it is a broker or bank along with a voting instruction card. As the beneficial owner, you may direct your broker or bank record holder how to vote your shares, and your broker or bank is required to vote your shares in accordance with your instructions.

What is the quorum requirement? A quorum is necessary to hold a valid meeting. A quorum will be present if a majority of the outstanding shares eligible to vote are represented in person or by proxy at the meeting. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker or bank, or other nominee record holder) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement.

Who can attend the 2017 Annual Meeting? All of our stockholders of record as of the close of business on August 8, 2017 may attend the 2017 Annual Meeting. “Street name” holders also are invited to attend the meeting; however, if you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or bank.

What if a quorum is not present at the meeting? If a quorum is not present at the scheduled time of the meeting, either the chairman of the meeting or a majority of the outstanding shares entitled to vote represented at the meeting may adjourn the meeting.

How many votes do I have? On each matter to be voted upon, you have one vote for each share of common stock and/or preferred stock you own as of the record date.

Can I change my vote after I submit my proxy? If you are a record holder of shares, you may revoke your proxy and change your vote at any time before your proxy is actually voted at the meeting:

•         by signing and delivering another proxy with a later date;

•         by giving written notice of such revocation to the Corporate Secretary of our company prior to or at the meeting; or

•         by voting in person at the meeting.

What if I do not specify how my shares are to be voted? If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board of Directors.

How are votes counted? Votes will be counted by the inspector of election appointed for the 2017 Annual Meeting, who will separately count “for” and “against” votes, abstentions, and broker non-votes.

What is an abstention? An “abstention” represents a stockholder’s affirmative choice to decline to vote on a proposal, other than the election of directors (the choices for election of directors are limited to “For” or “Withhold”).

How will abstentions be treated? Under the Bylaws of our company, abstained shares are excluded from the votes cast, so they will have no practical effect for or against a proposal.

What is a broker non-vote? If you are a “street name” beneficial owner but do not provide voting instructions to your broker record holder, then under applicable rules your broker may only exercise discretionary authority to vote on routine matters. Of the items described in this proxy statement, it is our understanding that routine matters consist of Proposals 3 and 4. A broker may not exercise discretionary authority to vote on non-routine matters. This lack of discretionary authority is called a “broker non-vote.” Of the items described in this proxy statement, it is our understanding that non-routine matters consist of Proposals 1 and 2.

How will broker non-votes be treated? Broker non-votes will be treated as shares present for quorum purposes, but not considered entitled to vote on that matter. Therefore, broker non-votes do not count as votes for or against any proposal.

What are the recommendations of the Board of Directors? The Board recommends that you vote:

•         FOR the election to the Board of Directors of the Class III nominees named in this proxy statement;

•         FOR the approval, on an advisory basis, of the compensation of the named executive officers;

•         FOR the approval of the amendment to the Certificate of Incorporation to increase the number of authorized shares of common stock from 70,000,000 shares to 100,000,000 shares; and

•         FOR the ratification of KMJ Corbin and Company LLP as independent registered public accounting firm for the fiscal year ending December 31, 2017.

How many votes are required to elect the director nominees? The affirmative vote of a plurality of the shares cast at the 2017 Annual Meeting is required to elect the Class III directors. This means that the three nominees who receive more affirmative votes than any other person(s) will be elected directors.

How many votes are required to approve the amendment to our Certificate of Incorporation? The affirmative vote of a majority of the shares entitled to vote at the 2017 Annual Meeting is required to approve the amendment to Neonode’s Certificate of Incorporation.

How many votes are required to approve the remaining proposals? The affirmative vote by the shares constituting a majority of the votes cast at the 2017 Annual Meeting is required to approve each remaining proposal.

Will any other business be conducted at the 2017 Annual Meeting? We know of no other matter that will be presented at the meeting. However, if any other matter properly comes before the stockholders for a vote at the meeting, the proxy holder(s) will vote your shares in accordance with the recommendations of the Board of Directors or otherwise at the discretion of the proxy holder(s).

Where can I find the voting results of the 2017 Annual Meeting? We intend to announce preliminary voting results at the 2017 Annual Meeting and file final results in a Current Report on Form 8-K with the Securities and Exchange Commission (the “SEC”) within four days of the meeting.

Proxy Solicitation

We will bear the entire cost of this proxy solicitation. Our directors, officers and regularly engaged employees may solicit proxies personally or by mail, telephone, facsimile, internet or other electronic means, for which solicitation they will not receive any additional compensation. We will reimburse brokerage firms, banks, custodians, and other fiduciaries for their out-of-pocket expenses in forwarding solicitation materials to beneficial owners upon our request.

Notice and Access

We are using the “Notice and Access” method of posting the proxy materials online instead of mailing printed copies. We believe that this process will provide you with a convenient and quick way to access the proxy materials, including this proxy statement and our annual report, and to authorize a proxy to vote your shares, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials.

Most stockholders will not receive paper copies of the proxy materials unless they request them. Instead, a Notice and Access card, which has been mailed to our stockholders of record, provides instructions regarding how you may access or request all of the proxy materials by telephone, e-mail, or online. The Notice and Access card also instructs you how to submit your proxy via the mail or online. If you prefer to receive a paper or e-mail copy of the proxy materials, you should follow the instructions for requesting such materials printed on the Notice and Access card.

If your shares are held by a brokerage firm or bank on your behalf in “street name”, you as beneficial owner should receive a Notice and Access card that instructs you how to provide your broker or bank with voting instructions for your shares. Most brokers and banks enable beneficial owners to provide voting instructions via the mail, online, or other means.

It is important that your shares be represented at the 2017 Annual Meeting and voted in accordance with your wishes. Whether or not you plan to attend the meeting, please complete a proxy as promptly as possible so that your shares will be voted at the 2017 Annual Meeting.
This will not limit your right to vote in person or to attend the meeting.

PROPOSAL 1 — ELECTION OF CLASS III DIRECTORS

Three persons will be elected at the 2017 Annual Meeting of Stockholders to serve as Class III directors of the Board of Directors of our company. The elected Class III directors are expected to serve until the 2020 Annual Meeting of Stockholders of Neonode or until their respective successors are duly elected and qualified, or until their earlier death, resignation, or removal.

The Board of Directors has nominated Per Eriksson and Åsa Hedin for election and Per Löfgren for reelection as Class III directors of the Board of Directors.

The term of Mats Dahlin, who currently serves as a Class III director, will expire directly after the 2017 Annual Meeting. The Board of Directors thanks Mr. Dahlin for his many years of service as a director for our company.

Mr. Eriksson, Ms. Hedin, and Mr. Löfgren have each expressed their willingness to serve as a member of the Board. If Mr. Eriksson, Ms. Hedin, or Mr. Löfgren becomes unavailable to serve as a director for any reason (which event is not anticipated), the shares represented by proxy may (unless such proxy contains instructions to the contrary) be voted for such other person as may be determined by the proxy holder(s).

Biographical information about Mr. Eriksson, Ms. Hedin, and Mr. Löfgren is provided under “Composition of the Board of Directors” in the Board Matters and Corporate Governance section below.

Required Vote and Recommendation

Directors are elected by a plurality of the votes of the holders of common stock and Series B Preferred Stock present in person or by proxy and entitled to vote at the meeting. Provided a quorum is present, the nominees receiving the highest number of affirmative votes will be elected as Class III directors. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will count towards the presence of a quorum. Properly executed and unrevoked proxies will be voted “FOR” the nominee of the Board of Directors unless contrary instructions are indicated in the proxy.

The Board of Directors recommends that you vote “FOR” the election of the Board of Directors’ nominees for Class III directors.

BOARD MATTERS AND CORPORATE GOVERNANCE

Composition of the Board of Directors

In accordance with our Certificate of Incorporation, the Board of Directors exclusively determines the number of directors that compose the Board. By resolution in connection with preparation for the 2017 Annual Meeting, the Board of Directors increased the size of the Board from five members to six members. In addition, no later than the date of the 2017 Annual Meeting, the Board of Directors is expected to further increase the size of the Board to add the designated directors as described under “Board Representatives” below.

Also in accordance with our Certificate of Incorporation, the Board of Directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors. Each class has a three-year term. Currently, two members of the Board serve in Class I, one member serves in Class II, and two members serve in Class III. Immediately subsequent to the 2017 Annual Meeting, with the expected addition of the designated directors as described under “Board Representatives” below, we expect the Board to consist of three members in Class I, two members in Class II, and three members in Class III.

Our Certificate of Incorporation provides that any vacancies on the Board of Directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class may serve for the remainder of the full term of that class, and until the director’s successor is elected and qualified.

Continuing Directors and Nominees

The identities and biographies of each continuing member or nominee to the three classes of the Board of Directors serving staggered, three-year terms are as follows:

Class I Directors Continuing in Office with Terms Expiring at the 2018 Annual Meeting:

Per Bystedt, age 51, has served as Chairman of the Board of Directors of Neonode since August 2007, including as Executive Chairman between January 2011 and June 2015. From May 2008 to January 2011, Mr. Bystedt served as Chief Executive Officer of Neonode, and he served as the interim Chief Executive Officer of Neonode from October 2005 to July 2006. From 1997 to 2008, Mr. Bystedt served as Chief Executive Officer and President of Spray AB, an internet investment company. From 2000 to 2010, Mr. Bystedt served as a member of the Board of Directors of Axel Johnson AB. From 2000 to 2008, Mr. Bystedt served as a member of the Board of Directors of Eniro AB, and from 2005 to 2008 he served as a member of the Board of Directors of Servera AB. From 2005 to 2010, Mr. Bystedt was Chairman of the Board of Directors of AIK Fotboll AB. From 1997 to 2005, Mr. Bystedt served as a member of the Board of Directors of Ahlens AB, and from 1998 to 2000 he was Chairman of the Board of Directors of Razorfish, Inc.

The Board of Directors has concluded that Mr. Bystedt should serve as director because of his past experience as Chief Executive Officer of our company, his understanding of finance and technology, and his more than twenty years of management and business oversight experience as a chief executive officer and member of the boards of directors of various companies.

Thomas Eriksson, age 47, has served as President of Neonode since June 2015, as Chief Executive Officer of Neonode since January 2011, and as director of Neonode since December 2009. Mr. Eriksson also has served as Chief Executive Officer of Neonode Technologies AB, a wholly-owned subsidiary of Neonode, since January 1, 2009. Mr. Eriksson was one of the founders of our company in 2001 and he served as Chief Technical Officer of Neonode from February 2006 to December 31, 2008. Prior to joining Neonode, Mr. Eriksson founded several companies with products ranging from car electronics test systems and tools to GSM/GPRS/GPS-based fleet management systems including M2M applications and wireless modems.

The Board of Directors has concluded that Mr. Eriksson should serve as director because of his current role as President and Chief Executive Officer of our company, his experience as one of the founders of our company, and his understanding of our technology.

Class II Director Continuing in Office with Term Expiring at the 2019 Annual Meeting:

John Reardon, age 57, has served as a director of Neonode and its predecessors since February 2004. Mr. Reardon has served as President and member of the Board of Directors of The RTC Group, a technical publishing company, since 1990. Mr. Reardon also serves on the Board of Directors of One Stop Systems, Inc., a computing systems and manufacturing company, and Middle Canyon, Inc., a private distribution and integration company representing major industrial computing lines.

The Board of Directors has concluded that Mr. Reardon should serve as director because of his institutional knowledge of our company and his twenty-five years of experience in management, finance, and business development.

Class III Nominees for Election with Terms Expiring at the 2020 Annual Meeting:

Åsa Hedin, age 54, has served as a non-executive board member and business advisor to Elekta AB since April 2015. She previously served as Executive Vice President Marketing and Corporate Development at Elekta between January 2013 and April 2015 and, prior to that, served as Executive Vice President for Elekta Neuroscience and President of Elekta Instrument between August 2007 and January 2013. Ms. Hedin also has held executive positions at Gambro and Siemens Healthcare. She currently serves on the Boards of Directors of Tobii AB, Nolato AB, Immunova AB, Cellavision AB, Fingerprint Cards AB, and E. Öhman J:or Fonder AB.

The Board of Directors has concluded that Ms. Hedin should serve as director because of her ability to serve as an independent member of the Board and her diverse executive background and experience on various company boards.

Per Eriksson, age 55, has served as President and Chief Executive Officer of NetEnt, AB since 2012. NetEnt is a digital entertainment company listed on the NASDAQ OMX Nordic stock exchange. Prior to joining NetEnt, Mr. Eriksson served as President and Chief Executive Officer of Dustin Group and, prior to that, as head of Dell EMC EMEA for Dell Ltd. and Chief Executive Officer for Dell Sweden and the Nordics.

The Board of Directors has concluded that Mr. Eriksson should serve as director because of his eligibility to serve as an independent member of the Board and more than 25 years of experience with B2B sales in the information technology industry.

Per Eriksson is not related to Thomas Eriksson, the President and Chief Executive Office of Neonode and also a member of the Board of Directors.

Per Löfgren, age 53, has served as Vice President Global Sales and Chief Financial Officer for Segment Global Services of Ericsson AB since January 2015. He also has served as President of Ericsson AB since January 2015. From 2011 to 2014, he served as Executive Vice President and Chief Financial Officer of Ericsson North America. From 2008 until 2011, Mr. Löfgren served as President of Ericsson Sweden AB. Prior to 2008, he served in various Ericsson business units globally as a division chief financial officer, controller, marketing and other management positions.

The Board of Directors has concluded that Mr. Löfgren should serve as director because of his qualification as an audit committee financial expert, his general financial and business knowledge, and his thirty years of experience in the communications and technology industry.

Board Representatives

On August 2, 2017, our company entered into a Securities Purchase Agreement pursuant to which the purchasers of a majority of the securities became entitled to designate up to two individuals to join the Board of Directors, provided that each designee would be eligible to serve as an independent director under applicable NASDAQ Stock Market rules. The Securities Purchase Agreement does not provide the majority purchasers with any ongoing representation. Subsequent to the initial appointment to the Board of Directors, the designees are not assured of being nominated for election at a future annual meeting of stockholders. In the event either designee ceases to serve as director for any reason, the Board of Directors is not obligated to appoint any replacement individual to fill the vacancy.

In accordance with the Securities Purchase Agreement, the majority purchasers designated the following two individuals to serve as directors:

Andreas Bunge, age 56, since 2015 has been Chief Executive Officer of Merkatura AB, a private holding company, and provides business consulting for technology companies. Between 2012 and 2015, he served as Chief Executive Officer of Spago Nanomedical AB (formerly Spago Imaging AB) until its public listing on the NASDAQ OMX Nordic stock exchange. Between 2005 and 2012, Mr. Bunge founded and served as Chief Executive Officer of Accelerator Nordic AB, which spun-off Spago Imaging in 2012. Prior to Accelerator Nordic, he founded and served as Chief Executive Officer of Applied Sensor AB and held various managerial positions at Intentia AB. He also has served as a member of the boards of directors of numerous companies during the past 15 years. Mr. Bunge has an MSc in Engineering and Management from Linköping University.

Ulf Rosberg, age 51, currently serves as Chief Executive Officer of UMR Invest AB, a private holding company, and as Chairman of Payair Technologies AB. He previously served in various leadership positions at Nordic Capital AB from 1994 until June 2017, including as investment manager, director, partner, and most recently as senior advisor since 2012. Prior to joining Nordic Capital, Mr. Rosberg held corporate finance positions with SEB Investment Banking and Leimdörfer & Partners. He has an M.Sc. in Economics from the Stockholm School of Economics and a degree with a major in finance from New York University, Stern School of Business in New York.

As provided in the Securities Purchase Agreement, the Board of Directors is expected to appoint these two designees to serve as directors no later than the date of the 2017 Annual Meeting of Stockholders. Upon such appointment, one designee is expected to serve as a Class I director and the other as a Class II director.

Leadership of the Board of Directors

The business of our company is managed under the direction of the Board of Directors, which is elected by our stockholders. The basic responsibility of the Board is to lead our company by exercising business judgment to act in what each director reasonably believes to be the best interests of our company and its stockholders. Leadership is important to facilitate the ability of the Board to act effectively as a working group so that our company and its performance may benefit. The Board does not have a lead independent director. The Board has chosen to separate the positions of chief executive officer and chairman. The Board believes that it is appropriate to have one individual responsible for our company’s operational aspects and a second individual responsible for our company’s strategic aspects. As prior Chief Executive Officer of our company with knowledge of our challenges and opportunities, Mr. Bystedt’s role as Chairman includes providing feedback on the direction, performance, and strategy of our company.

Committees of the Board of Directors

The Board of Directors has established three committees: an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee. John Reardon, Mats Dahlin and Per Löfgren are the current members of each committee.

In 2016, the Audit Committee met four times, the Compensation Committee met once, and the Nominating and Governance Committee met once. All of the directors attended at least 75% of the meetings of each committee on which he was then serving. In addition, the independent directors of the Board of Directors regularly meet in executive sessions.

The Board of Directors has adopted written charters for each of the Audit Committee, Compensation Committee, and Nominating and Governance Committee. Copies of the Audit Committee Charter, Compensation Committee Charter, and Nominating and Governance Committee Charter are available on our website at http://www.neonode.com/investor-relations/corporate-governance/. The information contained on our website is not part of and is not incorporated by reference into this proxy statement. Each of the committees has the authority under its respective charter to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities.

The Board of Directors has determined that John Reardon, Mats Dahlin, and Per Löfgren meet applicable SEC and NASDAQ Stock Market rules and regulations regarding “independence” and are able to exercise independent judgment with respect to our company. John Reardon, Mats Dahlin, and Per Löfgren also meet the independence requirements of each charter of the Audit Committee, Compensation Committee, and Nominating and Governance Committee.

If they are elected to the Board, Mr. Eriksson and Ms. Hedin are expected to be appointed by the Board of Directors to one or more of the committees in place of Mr. Dahlin subsequent to the expiration of his term of office directly after the 2017 Annual Meeting. The Board of Directors has determined that Mr. Eriksson and Ms. Hedin meet applicable SEC and NASDAQ Stock Market rules and regulations regarding “independence” and are able to exercise independent judgment with respect to our company.

Audit Committee. The members of the Audit Committee are Per Löfgren, Mats Dahlin, and John Reardon. Mr. Löfgren is Chairman of the Audit Committee. The Board of Directors has determined that Mr. Löfgren qualifies as an “audit committee financial expert”, as defined in SEC rules. The Audit Committee, which was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), oversees our company’s corporate accounting and financial reporting process, the audits of our company’s financial statements, and the integrity of financial reports and other financial information provided by our company to the government and the public. The Audit Committee’s authority and responsibilities are specified in its charter and include the following:

•         determining whether to retain or terminate the existing independent registered public accounting firm or to appoint and engage a new independent registered public accounting firm;

•         reviewing and approving the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services;

•         discussing with management and with the independent registered public accounting firm the results of the annual audit and the results of the quarterly financial statements;

•         reviewing the financial statements to be included in the Annual Report on Form 10-K;

•         conferring with management and the independent registered public accounting firm regarding the effectiveness of internal controls over financial reporting; and

•         establishing procedures for the receipt, retention, and treatment of complaints received regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Compensation Committee. The members of the Compensation Committee are Mats Dahlin, Per Löfgren, and John Reardon. Mr. Dahlin is Chairman of the Compensation Committee. The Compensation Committee reviews all components of executive officer and director compensation. The Compensation Committee’s authority and responsibilities are specified in its charter and include the following:

•         reviewing and approving the compensation and other terms of employment of the chief executive officer;

•         reviewing and approving corporate performance objectives and goals relevant to the compensation of the chief executive officer;

•         reviewing and approving the compensation and other terms of employment of the other executive officers; and

•         administering and reviewing incentive-based or equity compensation plans of the executive officers and other employees.

In addition, the Compensation Committee considers matters related to individual compensation, such as compensation for new executive hires, as well as various compensation policy issues throughout the year. For executives other than the chief executive officer, the Compensation Committee receives and considers performance evaluations and compensation recommendations submitted to the Compensation Committee by the chief executive officer. In the case of the chief executive officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. The agenda for meetings of the Compensation Committee typically is determined by its chairman, with the assistance of the chief executive officer and chief financial officer. For equity grants, the Compensation Committee selects an exercise price that is not less than the closing price of shares of our common stock on the NASDAQ Stock Market on the grant date.

To perform its duties, the Compensation Committee has the authority to retain or terminate any consulting firm used to evaluate director or executive compensation, and to determine and approve the terms, costs and fees for such engagements. The Compensation Committee did not retain such a consultant in 2016 and has not engaged such a consultant for 2017.

Nominating and Governance Committee. The members of the Nominating and Governance Committee are John Reardon, Mats Dahlin, and Per Löfgren. Mr. Reardon is Chairman of the Nominating and Governance Committee. The Nominating and Governance Committee’s authority and responsibilities are specified in its charter and include the following:

•         developing and recommending to the Board of Directors criteria for selecting qualified director candidates;

•         identifying individuals qualified to become members of the Board of Directors;

•         evaluating and selecting, or recommending to the Board of Directors, director nominees for each election of directors;

•         considering committee member qualifications, appointment, and removal;

•         recommending codes of conduct and codes of ethics applicable to our company; and

•         providing oversight in the evaluation of the Board of Directors and each committee.

The Nominating and Governance Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, being over 21 years of age and possessing personal integrity and ethics. The Nominating and Governance Committee also considers factors such as whether a candidate possesses relevant expertise upon which to be able to offer advice and guidance to management, has sufficient time to devote to the affairs of our company, has demonstrated excellence in his or her field, has the ability to exercise sound business judgment, and has the commitment to rigorously represent the long-term interests of our stockholders. The Nominating and Governance Committee retains the right to modify these qualifications from time to time.

The Nominating and Governance Committee does not have a specific policy with respect to the consideration of diversity in identifying director nominees. Candidates are reviewed in the context of the current composition of the Board of Directors and whether it reflects the appropriate balance of independence, sound judgment, business specialization, technical skills, diversity, and other desired qualities. The Nominating and Governance Committee seeks to have a Board with a diversity of background and experience.

In the case of an incumbent director whose term of office is set to expire, the Nominating and Governance Committee reviews the director’s overall service to our company during his or her term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair the director’s independence or judgment. In the case of new director candidates, the Nominating and Governance Committee determines whether the candidate will be independent pursuant to applicable SEC and NASDAQ Stock Market rules and regulations. The Nominating and Governance Committee may conduct appropriate and necessary inquiries into the backgrounds and qualifications of current or possible nominees. To date, the Nominating and Governance Committee has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates.

The Nominating and Governance Committee will consider director candidates recommended by stockholders. The Nominating and Governance Committee does not intend to alter the manner in which it evaluates a candidate as described above for nominees based on whether the candidate was recommended by a stockholder. Since the beginning of 2016, there have been no material changes to the procedures by which stockholders may recommend director candidates.

Stockholders may directly nominate a person for director only by complying with the procedure set forth in the Bylaws of our company, which in summary requires that the stockholder submit the name of the nominee in writing to the Corporate Secretary of our company not less than 60 days nor more than 90 days prior to the first anniversary of the date of the preceding year’s annual meeting. Nominations may be mailed or delivered to Corporate Secretary, Neonode Inc., Storgatan 23C, 11455 Stockholm, Sweden, at least six months prior to any meeting at which directors are to be elected. As described in more detail in the Bylaws of our company, nominations must include the full name of the nominee, complete biographical information of the nominee including a description of business experience for at least the previous five years, a description of the nominee’s qualifications for director, and a representation that the nominating stockholder is a beneficial owner or record holder of shares of our stock. Any such submission must be accompanied by the written consent of the nominee to be named as a nominee and to serve as a director if elected. To date, the Nominating and Governance Committee has not received any director nominations from our stockholders.

Meetings of the Board of Directors

The Board of Directors met four times during 2016. Each director attended 75% or more of the meetings of the Board.

Although our company does not have a policy requiring their attendance, members of the Board of Directors are encouraged to attend the annual meeting of stockholders. Five of the six members of the Board attended, in person or telephonically, last year’s 2016 Annual Meeting of Stockholders. Each member of the Board intends to attend, either in person or telephonically, this year’s 2017 Annual Meeting.

Director Compensation

In 2016, Messrs. Bystedt, Reardon, Dahlin, and Löfgren received fees for serving as members of the Board of Directors. The annual retainer for Mr. Bystedt for serving as Chairman of the Board is 624,000 Swedish Kronor (“SEK”) (approximately $96,000 in 2011 when his annual chairmanship fee was established). In addition, we contribute approximately 5% of Mr. Bystedt’s compensation to a Swedish pension organization. The annual retainer for the other non-employee directors is $48,000. Directors do not receive per-meeting fees. The members of the Board also are eligible for reimbursement for their expenses incurred in attending Board meetings.

None of our directors received stock option awards in 2016.

The following table lists the compensation paid to non-employee directors for their services as members of the Board for the fiscal year ended December 31, 2016. Compensation paid to Thomas Eriksson is presented as part of the “Summary Compensation Table” below. Mr. Bystedt and Mr. Löfgren are paid in our local currency; accordingly, for purposes of this table, their compensation has been converted to US Dollars at an approximate weighted average exchange rate of 8.55 SEK to one US Dollar.

Name	Fees Earned or Paid in Cash	Option Awards	All Other Compensation	Total
Per Bystedt	$94,670	—	$3,802	$98,472
Mats Dahlin	$48,000	—	—	$48,000
Per Löfgren	$48,041	—	—	$48,041
John Reardon	$48,000	—	—	$48,000

Communication with the Board of Directors

Stockholders, or anyone else wishing to contact the Board of Directors directly, may send a written communication to Corporate Secretary, Neonode Inc., Storgatan 23C, 11455 Stockholm, Sweden. The Corporate Secretary will forward such correspondence only to the intended recipients, whether the entire Board or only an individual member of the Board. However, prior to forwarding any correspondence, the Corporate Secretary of our company may review such correspondence and, at his discretion, may not forward certain items if deemed to be of a commercial nature or in bad faith.

Risk Oversight

Management continually monitors the material risks facing our company. The Board of Directors is responsible for exercising oversight of management’s identification of, planning for, and managing these risks, which include financial, technological, competitive, and operational risks. The Board periodically reviews and considers the relevant risks faced by our company. Further, particularly as a prior Chief Executive Officer of our company, the Chairman is well-positioned to lead Board discussions on risk due to his knowledge of our company and industry.

Code of Ethics

The Board of Directors has adopted the Code of Business Conduct applicable to our officers, directors, and employees. The Code of Business Conduct contains a separate Code of Ethics that applies specifically to our company’s chief executive officer and senior financial officers. The Code of Business Conduct, including the Code of Ethics, is available on our website at http://www.neonode.com/investor-relations/corporate-governance/. If we amend or waive the Code of Business Conduct or Code of Ethics with respect to our directors, principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, we will post the amendment or waiver on our website. The information contained on our website is not part of and is not incorporated by reference into this this proxy statement.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Based solely upon a review of the copies of such reports and written representations that no other reports were required, we believe that for the fiscal year ended December 31, 2016 all of our directors, executive officers, and greater than ten percent beneficial owners have complied with the reporting requirements of Section 16(a).

PROPOSAL 2 — ADVISORY VOTE ON
NAMED EXECUTIVE OFFICERS COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) requires that we provide our stockholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of the named executive officers as disclosed in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, provides stockholders the opportunity to express their views on the compensation of the named executive officers, which for 2016 consisted of Thomas Eriksson and Lars Lindqvist. The Board of Directors has determined that our company will hold a nonbinding, advisory “say-on-pay” vote every year until the next required advisory vote on the frequency of such vote, which will occur no later than the 2018 Annual Meeting of Stockholders.

As described in the Compensation Discussion and Analysis section below, our compensation programs are designed to attract and retain key executives responsible for the success of our company and are administered in the long-term interests of our company and our stockholders. The Board of Directors believes that the compensation paid to the named executive officers for 2016 was reasonable and appropriate.

Accordingly, stockholders are being asked to vote on the following resolution at the 2017 Annual Meeting:

“RESOLVED, that the stockholders of Neonode Inc. approve, on an advisory basis, the compensation of the named executive officers, as disclosed in Neonode Inc.’s Proxy Statement for the 2017 Annual Meeting of Stockholders, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the summary compensation table and the other related tables and disclosure.”

Required Vote and Recommendation

Approval of the compensation of the named executive officers requires the affirmative vote of a majority of the votes cast by the holders of shares of our common stock and Series B Preferred Stock present in person or by proxy and entitled to vote at the meeting. This vote is advisory and therefore is not binding. However, the Board of Directors and the Compensation Committee will review the voting results and take them into account in making decisions regarding future compensation of the named executive officers. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will count towards the presence of a quorum. Properly executed and unrevoked proxies will be voted “FOR” Proposal 2 unless contrary instructions are indicated in the proxy.

The Board of Directors recommends that you vote “FOR” the approval, on an advisory basis, of the compensation of the named executive officers as disclosed in this proxy statement.

EXECUTIVE OFFICERS

Information about our current executive officers is as follows:

Name	Title	Executive Officer since
Thomas Eriksson	President and Chief Executive Officer of Neonode Inc.; Chief Executive Officer of Neonode Technologies AB	April 2009
Lars Lindqvist	Vice President, Finance, Chief Financial Officer, Treasurer and Secretary of Neonode Inc.	August 2014

Biographical information regarding Thomas Eriksson is under “Composition of the Board of Directors” in the Board Matters and Corporate Governance section above.

Lars Lindqvist, age 59, has served as an executive officer of Neonode since August 2014. Upon becoming an executive officer, Mr. Lindqvist resigned as a member of the Board of Directors of Neonode, a position he had held since November 2011. Prior to becoming an executive officer of our company, Mr. Lindqvist served as a management consultant to LQ Consulting GmbH since January 2013, interim Chief Executive Officer of 24 Mobile Advertising Solutions AB from June 2012 to December 2012, interim Chief Executive Officer of ONE Media Holding AB from April 2011 to May 2012, and Chief Financial Officer for Mankato Investments AG Group from June 2005 to March 2011. In addition, Mr. Lindqvist was Chief Financial Officer of Microcell OY, a Finnish ODM of mobile phones, from August 2002 to May 2005, and he was Chief Financial Officer of Ericsson Mobile Phones from May 1995 to July 2002.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

Our executive compensation programs seek to balance the interests of stockholders and executives while supporting our need to attract and retain competent executive management. Toward this end, the Board of Directors and the Compensation Committee seek to emphasize the enhancement of stockholder value and deliver a total executive compensation package in a cost-effective manner.

2016 Summary

For 2016, the Compensation Committee acted conservatively with respect to executive compensation by awarding neither bonuses nor equity compensation to the named executive officers. In addition, no perquisites were paid to the named executive officers in 2016.

Say-on-Pay

At our 2016 Annual Meeting of Stockholders, approximately 93% of the votes cast in the advisory “say-on-pay” vote were voted for approval of the compensation of the named executive officers as disclosed in our 2016 proxy statement. The Board of Directors and Compensation Committee have considered the results of the 2016 “say-on-pay” vote and believe that the substantial support by our stockholders indicates they generally are supportive of our approach to executive compensation. The Board of Directors and Compensation Committee will continue to consider “say-on-pay” votes in formulating future executive compensation policies and decisions.

Governance

These additional factors are important attributes of our company’s overall program with respect to executive compensation:

•         Our employees, including executives, are prohibited from pledging or hedging, or selling short, their shares of our common stock.

•         Incentive compensation paid to executive officers is subject to a Clawback Policy adopted by the Board of Directors.

•         Outstanding stock options are not subject to automatic vesting upon a change in control of our company.

•         Our company annually holds an advisory vote on named executive officer compensation.

Compensation Committee

The Compensation Committee of the Board of Directors oversees our executive compensation program. The Compensation Committee, which is composed solely of independent directors, reviews executive officer performance and reviews and approves executive officer compensation.

In addition, the Compensation Committee administers the 2006 Equity Incentive Plan and the 2015 Stock Incentive Plan of our company. In that capacity, the Compensation Committee selects the employees, including executives, and non-employee directors of our company who will receive awards, determines the number of shares covered thereby, and establishes the terms, conditions, and other provisions of the grants.

Under its charter, the Compensation Committee has the authority to retain or terminate any consulting firm used to evaluate director or executive compensation and to determine and approve the terms, costs and fees for such engagements. The Compensation Committee did not retain a compensation consultant in 2016 and has not engaged a compensation consultant for 2017.

Role of Chief Executive Officer

The Compensation Committee establishes compensation policies and practices for the chief executive officer. The chief executive officer recommends compensation packages for the remaining executive officers based on his review of our company’s performance and the executive’s contribution to this performance, and salary levels for our employees in general. After reviewing these recommendations and after discussion with the chief executive officer, the Compensation Committee makes whatever modifications it believes are appropriate.

Compensation Philosophy

The Board of Directors believes that executive compensation should vary with our performance in achieving our financial and non-financial objectives, should be tied to individual performance, and should be structured to align the interests of our executive officers with the interests of our stockholders. The Compensation Committee seeks to provide a total compensation package that is adequate and competitive in relation to the compensation practices of comparable companies of our size and type of business. Accordingly, the Compensation Committee provides salaries based upon individual performance together, where appropriate, with periodic cash bonuses and stock options based on our overall performance relative to our corporate objectives and the executive’s individual contributions.

The Compensation Committee has not adopted formal guidelines for allocating total compensation between long-term and current compensation or equity compensation and cash compensation but rather allocates on a case-by-case basis as appears appropriate in achieving objectives of our compensation philosophy.

In reviewing the competitiveness of our executive compensation, the Compensation Committee takes into account information from sources such as independent members of the Board of Directors and publicly available data relating to the compensation practices and policies of other companies in our industry. However, the Compensation Committee has not developed any specific list of peer group companies to inform its compensation decisions. Consistent with this view, the Compensation Committee has not targeted a predetermined percentile of any peer group companies in determining compensation. While benchmarking may not necessarily be appropriate for a company of our size or as a sole tool for setting compensation because some aspects of our business and objectives are unique to us, the Compensation Committee may in the future gather and review peer group information if the Compensation Committee determines it be important to its decision-making process.

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a federal income tax deduction to public companies for certain compensation over $1,000,000 paid to a chief executive officer and the three other most highly compensated executive officers other than the chief financial officer. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Compensation Committee does not believe that Section 162(m) or other accounting and tax treatment of particular forms of compensation materially affect compensation decisions. However, the Compensation Committee will evaluate the effect of such accounting and tax treatment on an ongoing basis and will make appropriate modifications to compensation policies where appropriate.

Components of Compensation

The primary elements of total compensation we historically pay to our executive officers, including the chief executive officer and the other executive officers identified under the “Summary Compensation Table” below, include the following:

•         base salary;

•         cash bonus;

•         awards under our equity incentive plans;

•         benefits under our defined contribution plans; and

•         benefits under our health and welfare benefits plans.

Base Salaries

Base salaries for executives are reviewed annually and adjustments are determined, where appropriate, to maintain salaries at competitive levels, taking into account each executive’s experience and individual performance, to maintain an equitable relationship between executive salaries and overall salaries for other employees, and to reflect the executive’s annual performance evaluation.

For 2016, the base salaries of Mr. Eriksson and Mr. Lindqvist were maintained at the same level as 2015. In 2014, the base salary of Mr. Lindqvist upon his appointment as Chief Financial Officer was established at a rate comparable to that of the prior Chief Financial Officer.

Cash Bonuses

The Compensation Committee determines whether executives should receive cash bonuses based on our financial position, achievement of major corporate objectives, and the contribution of the executive, above normal expectations, to our overall success and achievements in creating stockholder value. The Compensation Committee may award bonuses at its discretion based upon subjective factors it determines after the conclusion of the year.

To date, the Compensation Committee has established a non-discretionary bonus structure solely for Mr. Eriksson as Chief Executive Officer tied to the performance of the share price of our common stock (NEON) relative to the price of the NASDAQ-100 Technology Sector Index (NDXT) based upon a maximum payout to Mr. Eriksson of 1,000,000 Swedish Kronor (“SEK”) (approximately $117,000 in 2016). If the price of shares of our common stock increases during the year by more than 25% of the increase in the price of the NASDAQ-100 Technology Sector Index, then Mr. Eriksson would be entitled to the maximum payout. If the price of shares of our common stock increases during the year at approximately the same percentage as the NASDAQ-100 Technology Sector Index, then Mr. Eriksson would be entitled to 50% of the maximum. The price of shares of our common stock in 2016 did not increase relative to the NASDAQ-100 Technology Sector Index. As a result, the Compensation Committee did not award a non-discretionary cash bonus to Mr. Eriksson for the fiscal year ended 2016.

As described under “Employment Agreements” below, Mr. Lindqvist’s employment agreements provides him with a bonus opportunity of up to 50% of his total yearly salary at the discretion of the chief executive officer. No bonus was awarded to Mr. Lindqvist for the fiscal year ended 2016.

Equity Incentive Plan Awards

We use the grant of options and other equity awards under our equity incentive plans, particularly the 2015 Stock Incentive Plan, as the primary vehicle for providing long-term incentive compensation opportunities to our employees, including executives. The options we have granted have a per share exercise price which is not less than the closing price of a share of our common stock on the NASDAQ Stock Market on the grant date. Accordingly, options granted under our equity incentive plans have no value unless the market price of our common stock increases after the grant date. Our equity incentive awards are designed to provide at-risk compensation that aligns management’s financial interests with those of our stockholders, encourages management ownership of our common stock, supports the achievement of corporate financial objectives, and provides competitive equity reward opportunities. When determining whether to grant equity awards, the Compensation Committee considers the executive’s responsibilities and anticipated contributions to achieving our performance goals, and its judgment about whether the complete compensation package provided to the executive is sufficient to retain, motivate and adequately reward him. For 2016, the Compensation Committee did not grant equity incentive awards to the named executive officers.

Defined Contribution Plans

In accordance with Swedish practice, we contribute an amount equal to fifteen percent of the salary of our executives to Swedish pension organizations through an arrangement akin to a 401(k) plan.

Health and Welfare Benefits Plans

We provide employee benefits programs to our executives in Sweden, including healthcare, disability, and life insurance. Our employee benefits plans are provided on a non-discriminatory basis to all employees.

Severance and Change in Control Arrangements

Certain of the named executive officers will receive compensation if, under certain circumstances, their employment is terminated by our company or in connection with a change in control of our company. See “Payments Upon Termination or Change in Control” below for a description of these provisions. We believe that change in control arrangements should represent a fair allocation of the risks of termination between us and the executive, preserving a measure of economic security for the executive while making it possible for employment to be terminated without additional liability to our company in the event of changes in our condition and affairs.

Clawback Policy

The Board of Directors has adopted a policy giving it authority to retroactively recoup any cash bonus or incentive compensation paid to any executive officer, including the named executive officers, where it is subsequently determined following a significant or material restatement of our financial statements that the award would not have been paid if performance had been measured in accordance with the restated financial statements for a period covering any of the three fiscal years preceding the restatement. We intend to amend this policy as needed to comply with any additional requirements of the Dodd-Frank Act with respect to clawbacks after the SEC adopts regulations implementing the requirements.

Insider Trading Policy

Pursuant to our company’s Policy Against Insider Trading and Securities Fraud, we prohibit our executive officers and directors from pledging their shares of our common stock or hedging the economic risk of ownership of their shares. To our knowledge, all of our executive officers and directors are in compliance with these anti-pledging and anti-hedging provisions. In addition, pursuant to the Policy Against Insider Trading and Securities Fraud and in accordance with applicable law, our executive officers and directors are prohibited from entering into short sale transactions of shares of our common stock.

Stock Ownership Guidelines

The Board of Directors believes that the interests of our executive officers and our stockholders should be aligned and for this reason supports our executive officers acquiring or maintaining a significant equity ownership position in our company so as to have a meaningful personal financial stake in our success. Mr. Eriksson beneficially owns approximately five percent of our common stock. However, we have not adopted formal stock ownership guidelines.

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table presents information regarding compensation earned by the named executive officers. Mr. Eriksson and Mr. Lindqvist are compensated in Swedish Kronor (“SEK”); accordingly, for purposes of this table, compensation paid in SEK has been converted to US Dollars at an approximate weighted average exchange rate of 8.55, 8.43, and 6.86 SEK to one US Dollar for the years ended December 31, 2016, 2015, and 2014 respectively.

Name and Principal Position	Year	Salary(1)	Bonus	Option Awards(2)	All Other Compensation(3)	Total
Thomas Eriksson	2016	$219,983	—	—	$29,172	$249,155
Chief Executive Officer	2015	$215,231	—	$30,040	$28,639	$273,910
	2014	$264,540	—	—	$24,463	$289,003

Lars Lindqvist	2016	$176,655	—	—	$25,804	$202,459
Chief Financial Officer(4)	2015	$177,936	—	$15,020	$26,087	$219,043
	2014	$86,459	$43,752	—	$83,186	$213,397

____________

(1)      For 2016, includes cash payments of approximately $10,000 to Mr. Eriksson and $1,000 to Mr. Lindqvist in lieu of vacation time.

(2)      Amounts presented are calculated as of the grant date of the option award in accordance with the provisions of US generally accepted accounting standards. Refer to “Stock-Based Compensation” in Note 9 to the consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 for the valuation assumptions made in the Black-Scholes option pricing model used to calculate the fair value of the option awards.

(3)      For 2016, represents matching contributions to Swedish defined contribution plan.

(4)      Mr. Lindqvist became an executive officer of our company effective August 15, 2014. Prior to that date, he received compensation as a non-employee director of our company as described in our 2015 Proxy Statement. The amounts presented in this table do not reflect 2014 compensation paid to Mr. Lindqvist before he became an executive officer.

Employment Agreements

On March 5, 2014, our company entered into an employment agreement with Mr. Eriksson. Under his employment agreement, Mr. Eriksson is entitled to receive a monthly salary of 150,000 SEK (approximately $17,500 monthly in 2016). Mr. Eriksson’s employment agreement also provides that he is eligible to receive a discretionary annual bonus up to 1,000,000 SEK (approximately $117,000 in 2016) and may participate in other bonus and stock option programs. In addition, Mr. Eriksson is eligible to receive health care, pension, and other benefits available to Neonode’s Swedish employees. His employment agreement contains other customary Swedish employment and post-termination provisions.

On August 5, 2014, our company entered into an employment agreement with Mr. Lindqvist. Under his employment agreement, Mr. Lindqvist is entitled to receive a monthly salary of 125,000 SEK (approximately $15,000 monthly in 2016). Mr. Lindqvist’s employment agreement also provides that he is eligible to receive a discretionary annual bonus of up to 50% of his total yearly salary and may participate in other bonus and stock option programs. In addition, Mr. Lindqvist is eligible to receive health care, pension, and other benefits available to Neonode’s Swedish employees. His employment agreement contains other customary Swedish employment and post-termination provisions.

The summaries of the employment agreements above are qualified in their entirety by reference to the actual agreements, copies of which are incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

Grant of Plan Based Awards

No equity awards were granted to the named executive officers during the fiscal year ended December 31, 2016.

Outstanding Equity Awards at Fiscal Year-End

The following table presents information regarding the outstanding equity awards held by the named executive officers as of December 31, 2016.

Name	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date
Thomas Eriksson	40,000	(1)	—	$4.15	3/03/2018
	239,000	(2)	—	$4.25	4/26/2019
Lars Lindqvist	20,000	(1)	—	$4.15	3/03/2018
	90,000	(2)(3)	—	$4.25	4/26/2019
	10,000	(3)(4)		$6.21	1/08/2021

____________

(1)      Fully vested on the March 3, 2015 grant date.

(2)      One-third vested on the April 26, 2012 grant date and the remaining two-thirds vested monthly over the subsequent twenty-four months.

(3)      Represents award granted on April 26, 2012 as a member of the Board of Directors.

(4)      One-third vested one year after the January 8, 2014 grant date and the remaining two-thirds vested monthly over the subsequent twenty-four months.

Option Exercises

No options were exercised by the named executive officers during the fiscal year ended December 31, 2016.

Potential Payments Upon Termination or Change of Control

Payments Upon Termination

Mr. Eriksson and Mr. Lindqvist are not entitled to any severance or other additional benefits upon termination of their employment with our company.

In addition, the terms of the outstanding option award agreements held by the named executive officers do not contain a provision that would accelerate the option if the employment of the executive officer is terminated for any reason.

Severance and Other Benefits Upon Change of Control

The Board of Directors has an unwritten understanding with Mr. Eriksson that if his employment terminates due to a Change in Control Termination, he would be entitled to receive an amount equal to six months of base salary paid in equal monthly installments over the six months following the Change in Control Termination. The understanding of the Board of Directors is that “Change in Control” and “Change in Control Termination” as applied to Mr. Eriksson shall be determined in the same manner as in executive severance agreements entered into with executives who have since separated from our company, including David Brunton who served as Chief Financial Officer prior to Mr. Lindqvist. Consistent with those past executive severance agreements, the understanding of the Board of Directors is that a “Change in Control” generally means the sale of more than 50% of our company’s assets or stock to a purchaser or group of purchasers, or a merger in which our stockholders receive less than 50% of the voting shares of the surviving entity, and a “Change in Control Termination” generally means an involuntary termination without cause or a voluntary termination with good reason, either of which occurs within six months of a Change in Control.

Mr. Lindqvist is not contractually entitled to, nor is there any unwritten understanding with the Board of Directors regarding, any severance or other additional benefits upon termination of his employment in connection with the change in control of our company.

In addition, the terms of the outstanding option award agreements held by the named executive officers do not contain provisions that would accelerate their options if their employment is terminated in connection with a change in control of our company.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors of Neonode Inc. has reviewed and discussed with management the Compensation Discussion and Analysis included in the proxy statement for the 2017 Annual Meeting of Stockholders of Neonode. Based on the review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in such proxy statement.

THE COMPENSATION COMMITTEE
Mats Dahlin, Chairman
Per Löfgren
John Reardon

The foregoing Report of the Compensation Committee is not soliciting material, shall not be deemed filed with the Securities and Exchange Commission and shall not be incorporated by reference in any filing of Neonode under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee Interlocks and Insider Participation

In 2016, none of the members of the Compensation Committee were current or former officers or employees of our company at the time they were serving on the Compensation Committee. As a result, there were no “interlocks” as defined by the rules of the SEC with respect to any member of the Compensation Committee during 2016.

PROPOSAL 3 — APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION

Our company’s Amended and Restated Certificate of Incorporation, as amended and corrected (the “Certificate of Incorporation”) currently authorizes the issuance of 71,000,000 shares of stock consisting of 70,000,000 shares of common stock, par value $0.001 per share, and 1,000,000 shares of Preferred Stock, par value $0.001 per share. The Board of Directors approved and adopted, subject to receiving the approval of our stockholders, an amendment to the Certificate of Incorporation to increase our authorized shares of common stock to 100,000,000 shares (the “Amendment”).

If approved by stockholders, the Amendment would replace Section A of Article IV of the Certificate of Incorporation with the following:

“This corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the corporation is authorized to issue is One Hundred One Million (101,000,000) shares, of which One Hundred Million (100,000,000) shares will be Common Stock, par value $0.001 per share, and One Million (1,000,000) shares will be Preferred Stock, par value $0.001 per share, of which 444,541 shares shall be designated as Series A Preferred Stock and 54,425 shares shall be designated as Series B Preferred Stock.”

The Board has determined the Amendment to be advisable and in the best interests of our company and our stockholders.

The additional 30,000,000 shares of common stock authorized for issuance pursuant to the Amendment would be part of the existing class of common stock and, if and when issued, would have the same rights and privileges as the shares of common stock presently issued and outstanding.

The Amendment will not affect the number of authorized shares of preferred stock, par value $0.001 per share, of our company.

If approved by the required vote of stockholders, the Amendment will become effective on the date it is filed with the Secretary of State of the State of Delaware. The Board of Directors reserves the right, notwithstanding stockholder approval of the Amendment and without further action by our stockholders, not to proceed with the Amendment at any time before the effective date of the Amendment.

Purpose and Effects of Increasing the Number of Authorized Shares of Common Stock

As of August 8, 2017, of the 70,000,000 shares of common stock currently authorized by the Certificate of Incorporation, approximately 58,500,000 shares are issued and outstanding, approximately 11,000 shares are reserved for issuance upon conversion of Series B Preferred Stock, approximately 7,914,000 shares are reserved for issuance upon exercise of outstanding warrants, approximately 1,756,000 shares are reserved for issuance upon exercise of outstanding options, and approximately 1,655,000 shares are reserved for future issuance under existing equity incentive plans. Accordingly, nearly all of the authorized common shares of our company are outstanding or reserved for issuance.

The proposed increase of 30,000,000 shares of common stock represents an increase of approximately 43% relative to the 70,000,000 shares of common stock currently authorized by the Certificate of Incorporation.

The Board of Directors believes it is in the best interests of our company and our stockholders to increase our authorized shares of common stock in order to have additional shares available for use as the Board deems appropriate or necessary. In making this determination, the Board considered, among other things, our historical share issuances, recent practices at other public companies, and a recommendation from our management. As such, the primary purpose of the Amendment is to provide our company with greater flexibility with respect to managing its common stock in connection with such corporate purposes as may, from time to time, be considered advisable by the Board. These corporate purposes could include, without limitation, financing activities, public or private offerings, stock dividends or splits, conversions of convertible securities, issuance of options and restricted stock awards pursuant to our employee benefits plans, establishing a strategic relationship with a corporate partner and acquisition transactions. The Board has determined that having an increased number of authorized but unissued shares of common stock would allow us to take prompt action with respect to corporate opportunities that develop, without the delay and expense of convening a special meeting of stockholders for the purpose of approving an increase in our capitalization. The Board will determine whether, when and on what terms the issuance of shares of common stock may be advisable in connection with any of the foregoing purposes.

Pursuant to the Securities Purchase Agreement our company entered into on August 2, 2017, we agreed, among other things, to sell 9,750,000 shares of common stock and issue warrants to purchase up to 3,250,000 shares of common stock. The warrants are not exercisable until August 8, 2018. Our company currently does not have sufficient authorized but unissued and unreserved shares to enable these warrants to be fully exercised when they become exercisable. The terms of these warrants provide that they can only be exercised if our company has sufficient authorized but unissued and reserved shares of common stock. However, there is no penalty or alternative outcome provided for in the Securities Purchase Agreement or the warrant terms if these warrants cannot be exercised due to a failure by our stockholders to increase our company’s authorized shares of common stock. The issuance of securities, including the shares upon exercise of these warrants, pursuant to the Securities Purchase Agreement was not contingent upon the adoption of the Amendment.

Other than shares reserved for issuance under outstanding warrants, our existing equity compensation plans and upon conversion of outstanding preferred stock and shares that may become issuable pursuant to the August 2, 2017 Securities Purchase Agreement warrants, we do not currently have any other arrangements, agreements or understandings that would require the issuance of additional shares of common stock.

The Amendment will not have any immediate effect on the rights of existing stockholders. Although at present the Board has no other plans to issue the additional shares of common stock, the Board believes it would be prudent and advisable to have those shares available to provide additional flexibility regarding the potential use of shares of common stock for business and financial purposes in the future. The Board will have the authority to issue authorized common stock without requiring future stockholder approval of such issuances, except as may be required by applicable law or NASDAQ Stock Market rules. Future issuances of common stock or securities convertible into or exchangeable for common stock could have a dilutive effect on our earnings per share, book value per share and the voting power and interest of current stockholders.

The Board has not proposed the Amendment with the intention of discouraging tender offers or takeover attempts of Neonode. However, the availability of additional authorized shares for issuance could, under certain circumstances, discourage or make more difficult efforts to obtain control of our company. This proposal is not being presented with the intent that it be used to prevent or discourage any acquisition attempt, but nothing would prevent the Board from taking any appropriate actions not inconsistent with its fiduciary duties.

Under Delaware law, stockholders are not entitled to appraisal rights with respect to the Amendment and we will not independently provide our stockholders with any such right.

Required Vote

Approval of the Amendment requires the affirmative vote of a majority of the outstanding shares of common stock and Series B Preferred Stock entitled to vote on the proposal. Abstentions and broker non-votes will have the same effect as votes against this proposal. Properly executed and unrevoked proxies will be voted “FOR” Proposal 3 unless contrary instructions are indicated in the proxy.

The Board of Directors recommends that you vote “FOR” the approval of the amendment to the Certificate of Incorporation

PROPOSAL 4 — RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected KMJ Corbin and Company LLP as our company’s independent registered public accounting firm for the fiscal year ending December 31, 2017, and the Board is asking stockholders to ratify that selection. A representative of KMJ Corbin and Company LLP is not expected to be present at the 2017 Annual Meeting.

Although ratification is not required by the Bylaws of our company or otherwise, the Board of Directors considers the selection of the independent registered public accounting firm to be an important matter of stockholder concern and is submitting the selection of KMJ Corbin and Company LLP for ratification by stockholders as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee at its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of our company.

Required Vote and Recommendation

Ratification of the appointment of KMJ Corbin and Company LLP as our company’s independent registered public accounting firm for the fiscal year ending December 31, 2017 requires the affirmative vote of a majority of the votes cast by the holders of shares of our common stock and Series B Preferred Stock present in person or by proxy and entitled to vote at the meeting. Abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote, although they will count towards the presence of a quorum. Properly executed and unrevoked proxies will be voted FOR Proposal 4 unless contrary instructions are indicated in the proxy.

The Board of Directors recommends that you vote “FOR” the ratification of the appointment of KMJ Corbin and Company LLP as Neonode’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table lists aggregate fees billed to us for the fiscal years ended December 31, 2016 and 2015, by KMJ Corbin and Company LLP, our company’s independent registered public accounting firm.

	2016	2015
Audit Fees	$246,000	$251,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$246,000	$251,000

Audit Fees represent aggregate fees billed for professional services rendered for the audit of our annual consolidated financial statements and internal control over financial reporting, the review of the condensed consolidated financial statements included in our quarterly reports, and the review of registration statements including consents provided therewith and related matters.

Pre-Approval of Audit and Non-Audit Services

Pursuant to applicable law, and as set forth in the terms of its charter, the Audit Committee of the Board of Directors is responsible for appointing, setting compensation for, and overseeing the work of our company’s independent registered public accounting firm. Any audit or non-audit services proposed to be performed are considered by and, if deemed appropriate, approved by the Audit Committee in advance of the performance of such services. All of the fees earned by KMJ Corbin and Company LLP described above were attributable to services pre-approved by the Audit Committee.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors of Neonode assists the Board of Directors in its oversight of Neonode’s accounting and financial reporting process and interacts directly with and evaluates the performance of Neonode’s independent registered public accounting firm.

Management is responsible for Neonode’s internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of Neonode’s consolidated financial statements and assessment of Neonode’s internal control over financial reporting in accordance with standards of the Public Company Accounting Oversight Board and for issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee reviewed and discussed the audited consolidated financial statements of Neonode for the fiscal year ended December 31, 2016 with management and KMJ Corbin and Company LLP. The Audit Committee also discussed with KMJ Corbin and Company LLP the matters required to be discussed by Auditing Standard No. 1301, as adopted by the Public Company Accounting Oversight Board. In addition, the Audit Committee received from KMJ Corbin and Company LLP the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board with respect to KMJ Corbin and Company LLP’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with KMJ Corbin and Company LLP their independence from Neonode and its management.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited consolidated financial statements of Neonode be included in Neonode’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which was filed with the Securities and Exchange Commission on March 15, 2017.

THE AUDIT COMMITTEE
Per Löfgren, Chairman
Mats Dahlin
John Reardon

The foregoing Report of the Audit Committee is not soliciting material, shall not be deemed filed with the Securities and Exchange Commission and shall not be incorporated by reference in any filing of Neonode under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS,
AND DIRECTOR INDEPENDENCE

Review, Approval or Ratification of Transactions with Related Persons

The Board of Directors has adopted a written policy that addresses related person transactions requiring disclosure under Item 404 of Regulation S-K as promulgated by the SEC. A related person of our company includes a director, a director nominee, an executive officer, a stockholder beneficially owning a more than five percent voting interest in our company, or an immediate family member of any of the foregoing. Under the policy, any transaction in which a related person has a direct or indirect material interest and where the amount exceeds $120,000 must be approved by disinterested members of the Board of Directors.

In determining whether to approve or ratify a related person transaction, the Board of Directors will take into account, whether (i) the terms are fair to our company and on the same basis generally available to an unrelated person, (ii) there are business reasons for our company to enter into the transaction, (iii) it would impair independence of an outside director, and (iv) it would present an improper conflict of interest, taking into account factors that the Board of Directors deems relevant.

Since the beginning of 2016, there have been no related person transactions, and there are no such transactions currently proposed, in respect of our company within the scope of Item 404(a) of Regulation S-K as promulgated by the SEC.

Director Independence

The Board of Directors has determined that each of Messrs. Dahlin, Löfgren, and Reardon is an independent director within the meaning of the applicable NASDAQ Stock Market rules. The Board is composed of a majority of independent directors and, as described under “Committees of the Board of Directors” in the Board Matters and Corporate Governance section above, each established committee of the Board — the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee — is comprised solely of independent directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Beneficial Ownership Table

The following table presents certain information as of August 8, 2017 regarding the beneficial ownership of shares of our common stock by: (i) principal stockholders known by us to be beneficial owners of more than five percent of common stock; (ii) each director and nominee for director; (iii) each of the named executive officers, as identified under “Summary Compensation Table” in the Executive Compensation section above; and (iv) all of our current directors and executive officers as a group. To our knowledge, none of the beneficial owners listed below owned shares of our preferred stock as of June 29, 2017.

Percentage ownership is based on 58,594,586 shares, representing the aggregate number of shares of our common stock and Series B Preferred Stock outstanding as of August 8, 2017. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our common stock that could be issued upon the exercise of outstanding options and warrants held by that person that are exercisable at the present time or within 60 days of August 8, 2017 are considered outstanding; however, these shares are not considered outstanding when computing the percentage ownership of any other person.

Except as otherwise noted below, the address for each person or entity listed in the table is c/o Neonode Inc., Storgatan 23C, 11455, Stockholm Sweden.

	Beneficial Ownership
Beneficial Owner	Number of Shares	Percent of Class
AWM Investment Company, Inc.(1)	3,666,195	7.5%
c/o Special Situations Funds 527 Madison Avenue Suite 2600 New York, NY 10022

Per Bystedt(2)(3)	3,248,322	6.6%

Thomas Eriksson(2)(4)	2,506,900	5.1%

Mats Dahlin(2)(5)	1,304,825	2.7%

Per Löfgren(2)	45,000	*

John Reardon(2)(6)	120,034	*

Lars Lindqvist(2)	170,000	*

Per Eriksson	8,600	*

Åsa Hedin	0	*

Peter Lindell(7)	3,500,000	5.8%

Ulf Rosberg(8)	3,500,000	5.8%

All Current Directors and Executive Officers as a Group (6 persons)	7,395,081	14.9%

____________

*         Less than 1%

(1)      Based upon information contained in a Schedule 13G filed with the SEC on February 10, 2017 by AWM Investment Company, Inc. with respect to the beneficial ownership of shares of our common stock as of December 31, 2016.

(2)      Includes 110,000, 279,000, 110,000, 30,000, 110,000, and 120,000 shares of our common stock that Messrs. Bystedt, Eriksson, Dahlin, Löfgren, Reardon, and Lindqvist, respectively, have the right to acquire beneficial ownership of through the exercise of outstanding stock options.

(3)      Includes 2,789,707 shares of our common stock held by Phenning Holdings Ltd, an entity beneficially owned by Mr. Bystedt.

(4)      Includes 2,121,062 shares of our outstanding common stock and 106,838 shares issuable upon exercise of a purchase warrant held by Wirelesstoys AB, an entity beneficially owned by Mr. Eriksson.

(5)      Includes 991,825 shares of our common stock held by Davisa Ltd, an entity beneficially owned by Mr. Dahlin.

(6)      Includes 2,754 shares of our common stock held by The RTC Group, an entity beneficially owned by Mr. Reardon.

(7)      Based upon information contained in a Schedule 13G filed with the SEC on August 18, 2017 with respect to the beneficial ownership of shares of our common stock as of August 8, 2017.

(8)      Based upon information contained in a Schedule 13D filed with the SEC on August 18, 2017 with respect to the beneficial ownership of shares of our common stock as of August 8, 2017.

Securities Authorized for Issuance under Equity Compensation Plans

The following table presents information regarding securities authorized for issuance under equity compensation plans as of December 31, 2016:

Plan Category(1)	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by securityholders(2)	1,846,000	$4.31	1,655,000
Equity compensation plans not approved by securityholders	—	—	—
Total	1,846,000	$4.31	1,655,000

____________

(1)      Refer to Note 9 “Stock-Based Compensation” in the Notes to the consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 for additional information about our equity compensation plans and arrangements.

(2)      Includes the 2006 Equity Incentive Plan and the 2015 Stock Incentive Plan. However, the 2006 Equity Incentive Plan has expired with respect to future issuances.

ADDITIONAL INFORMATION

Annual Report

On March 15, 2017, we filed with the SEC our Annual Report on Form 10-K for the fiscal year ended December 31, 2016. A copy of our annual report is being made available to all stockholders along with this proxy statement. The Notice and Access card provided to stockholders contains instructions on how to access this proxy statement and our annual report. The Notice and Access card also contains instructions as to how to obtain a paper or e-mail copy of the proxy materials.

Our filings with the SEC are accessible on our company website at http://www.neonode.com/investor-relations/sec-filings/. The information contained on our website is not part of and is not incorporated by reference into this proxy statement.

We will provide without charge to any person solicited hereby, upon the written request of any such person, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016. Requests should be directed to us at our principal executive office at Storgatan 23C, 11455 Stockholm, Sweden.

Stockholder Proposals

From time to time, stockholders present proposals that may be proper subjects for inclusion in a proxy statement and for consideration at an annual meeting of stockholders. To be included in the proxy statement for our 2018 Annual Meeting of Stockholders, proposals must be received by us no later than April 24, 2018 and otherwise must comply with SEC rules governing inclusion of such proposals. Any proposal received after April 24, 2018 will be untimely, in accordance with SEC rules and regulations.

Matters (other than nominations of candidates for election as directors) may be brought before the meeting by stockholders only by complying with the procedure set forth in the Bylaws of our company, which in summary requires notice in writing to the Corporate Secretary of our company be delivered or mailed to, and received at, our principal executive office not less than 60 days nor more than 90 days prior to the anniversary of the prior year’s annual meeting. Each such stockholder notice shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (1) a brief description of the matter desired to be brought before the annual meeting and the reasons for bringing such matter before the annual meeting; (2) the name and address, as they appear on our company’s books, of the stockholder proposing such business; (3) the class and number of shares of our company which are beneficially owned by the stockholder; (4) any material interest of the stockholder in such business; and (5) any other information that is required to be provided by the stockholder pursuant to applicable SEC rules. For information regarding nominating candidates for election as directors, refer to description under “Committees of the Board of Directors” in the Board Matters and Corporate Governance section above.

Householding

Under rules adopted by the SEC, we are permitted to deliver a single set of proxy materials to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This process, called householding, allows us to reduce the number of copies of these materials we must print and mail. Even if householding is used, each stockholder will continue to be entitled to submit a separate proxy or voting instruction.

If you share the same last name and address with another of our stockholders who also holds his or her shares directly, and you each wish to start householding for our annual reports and proxy statements, please contact us at our principal executive offices at Storgatan 23C, 11455 Stockholm, Sweden, or by calling us at 46 (0) 8 667 17 17.

If you consent to householding, your election will remain in effect until you revoke it. Should you later revoke your consent, you will be sent separate copies of those documents that are mailed at least 30 days or more after receipt of your revocation.

In addition, some broker and bank record holders who hold shares of our common stock for beneficial owner street name holders may be participating in the practice of householding proxy statements and annual reports. If your household receives a single set of proxy materials for this year, but you prefer to receive your own copy, contact us as stated above, and we will promptly send you a copy. If a broker or bank holds shares of our common stock for your benefit and you share the same last name and address with another stockholder for whom a broker or bank holds shares of our common stock, and together both of you prefer to receive only a single set of our disclosure documents, contact your broker or bank as described in the voter instruction card or other information you received from your broker or bank.

Directions to Annual Meeting Location

All of our stockholders of record as of the close of business on August 8, 2017 may attend the 2017 Annual Meeting. “Street name” holders also are invited to attend the meeting; however, if you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or bank.

If you do attend the 2017 Annual Meeting at our office in Stockholm, most people will find it easiest to take the train or a taxi from the Stockholm Arlanda Airport. The train (the Arlanda express) takes approximately twenty minutes to the central station, and from there take a taxi to our office. If you want to take the subway, the nearest station is Östermalmstorg. The address of our office where the 2017 Annual Meeting will be held is Storgatan 23C (Östermalmstorg).

Other Matters

The Board of Directors of our company knows of no matters to be presented for stockholder action at the 2017 Annual Meeting other than as set forth in this proxy statement. However, other matters may properly come before the 2017 Annual Meeting or any adjournment or postponement thereof. In the event that other matters properly come before the 2017 Annual Meeting, the proxy holder(s) will vote as recommended by the Board or, if no recommendation is given, at the discretion of the proxy holder(s).

ANNUAL MEETING OF STOCKHOLDERS OF

NEONODE INC.

October 3, 2017

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The notice of meeting, proxy statement, proxy card, and annual report are available at http://www.astproxyportal.com/ast/16987

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20333300000000000000 0 100317

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE THREE NOMINEES NAMED IN THE PROXY STATEMENT AS CLASS III DIRECTORS, "FOR" PROPOSAL 2, "FOR" PROPOSAL 3, AND "FOR" PROPOSAL 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Nominees for Class III Directors.

☐ **FOR ALL NOMINEES**

☐ **WITHHOLD AUTHORITY FOR ALL NOMINEES**

☐ **FOR ALL EXCEPT** (See instructions below)

NOMINEES:
- ○ Per Eriksson
- ○ Åsa Hedin
- ○ Per Löfgren

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. To approve, on an advisory basis, the compensation of the Company's named executive officers.	☐	☐	☐
3. To approve an amendment to the Company's Certificate of Incorporation.	☐	☐	☐
4. To ratify the selection of KMJ Corbin and Company as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2017.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy is solicited on behalf of the Board of Directors of the Company. This proxy, when properly executed, will be voted in accordance with the instructions given above. If no instructions are given, this proxy will be voted "FOR" the election of the three nominees named in the proxy statement as Class III directors, "FOR" Proposal 2, "FOR" Proposal 3, and "FOR" Proposal 4, and on any other business as may properly come before the meeting.

Signature of Shareholder ________ Date: ________ Signature of Shareholder ________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

NEONODE INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned acknowledges receipt of the notice of meeting dated August 21, 2017 and related proxy statement furnished by the Board of Directors of Neonode Inc. (the "Company"), and revoking all prior proxies, hereby appoints Thomas Eriksson and Lars Lindqvist, or either of them, as proxies, each with full power of substitution and resubstitution, to represent and vote as designated on the reverse side, all the shares of stock of Neonode Inc. held of record by the undersigned as of August 8, 2017, at the Annual Meeting of Stockholders to be held at the Company's offices at Storgatan 23C, 11455 Stockholm, Sweden, on October 3, 2017, or any adjournment or postponement thereof, and in their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Stockholders or any adjournments or postponements thereof.

(Continued and to be signed on the reverse side)

1.1 14475